Exhibit 23.1--Consent of Ernst & Young LLP


We consent to the incorporation by reference in the Post-Effective Amendment
No. 1 to the Registration Statement (Form S-8) pertaining to the Thrift Plan of AmSouth Bancorporation of our report dated January 31, 1997, with respect to the consolidated financial statements of AmSouth Bancorporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP

Birmingham, Alabama
May 9, 1997